                                                                   EXHIBIT 10.19

                              MAGINET CORPORATION

                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is entered into effective as of September 22, 1995 (the "Effective Date") by and among MagiNet Corporation, a California corporation (the "Company"), and Robert R. Creager (the "Employee").

     WHEREAS, the Employee is currently employed as President and Chief Executive Officer of the Company and currently serves as a member of the Company's Board of Directors;

     WHEREAS, the Company and the Employee have agreed that the Employee will continue to serve as the Company's President and CEO until such time as a new President and CEO (the "New CEO") can be identified, retained, and appointed;

     WHEREAS, the Company believes that the Employee's continued participation with the Company is important to achieve the Company's strategic and financial objectives and, accordingly, following the appointment of the New CEO, the Employee shall serve as an employee of the Company and as Chairman of the Company's Board of Directors (the "Board of Directors");

     WHEREAS, the Company and the Employee have agreed that this Agreement, during its term, shall govern the Employee's employment with the Company from the date of this Agreement and after the appointment of the New CEO.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee agree as follows:

1.   EMPLOYMENT AND DUTIES.
     ---------------------

          (a) During the Interim Period (as defined in Section 2 below), the Employee will serve as President and Chief Executive Officer of the Company.
The duties and responsibilities of the Employee shall include the duties and responsibilities for such corporate offices and positions as are set forth in the Company's bylaws from time to time in effect and such other duties and responsibilities as the Board of Directors may from time to time reasonably assign to the Employee, in all cases to be consistent with the Employee's corporate offices and positions and including but not limited to assisting the Company in the search for the New CEO and assisting the Company to negotiate and implement the Company's relationship with GuestServe International and its affiliates. The Employee shall perform faithfully all duties reasonably assigned to him during the Interim Period to the best of his ability.

          (b) During the Post-Appointment Period (as defined in Section 2 below), the Employee will serve the Company as an employee in such executive capacity as the Board of Directors of the Company shall determine, and the Employee shall perform faithfully and to the best of his ability all duties assigned to him in such capacity. At the meeting of the Board of Directors at which the New CEO is appointed, the Employee will be nominated to serve as Chairman of the Board of Directors, and, if elected, the Employee will serve in such capacity without additional compensation until any successor is elected. The Company agrees that the Employee may maintain his office and use the services of his secretary at the Company for so long as he remains an employee of the Company; provided, however, that the Board of Directors may in its discretion determine that the Employee's maintaining such office interferes with the efficient management of the Company's business, and the Employee shall, upon request, comply with such determination.

     2.   EMPLOYMENT PERIOD.
          -----------------

          (a)   Basic Rule.  The employment period shall begin upon the
                ----------
Effective Date and shall expire on the first anniversary of the Effective Date (the "Termination Date") unless sooner terminated pursuant to the provisions of this Agreement. The period from the Effective Date until the date of appointment of the New CEO is referred to herein as the "Interim Period." The period from the date of the appointment of the New CEO until the Termination Date is referred to herein as the "Post-Appointment Period." The Interim Period and the Post-Appointment Period are referred to collectively herein as the "Employment Period." Nothing in this Agreement shall preclude the Company from voluntarily continuing Employee's employment relationship after the Termination Date.

          (b)   Early Termination.  The Employee acknowledges that his
                -----------------
employment with the Company during the Employment Period is "at-will." The Company may terminate the Employee's employment at any time prior to the Termination Date. If the Company terminates the Employee's employment prior to the Termination Date other than for Cause or Disability, each as defined below, the provisions of Sections 8(a)(i), 8(b), and 8(c) shall apply. The Employee may terminate his employment prior to the end of the Employment Period by giving the Company 30 days' advance written notice. If the Employee terminates his employment prior to the end of the Employment Period for any reason, the provisions of Section 8(a)(ii) shall apply. Upon termination of the Employee's employment with the Company, the Employee's rights under any applicable benefit plans shall be determined under the provisions of those plans. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 2(b).

          (c)   Death.  The Employee's employment shall terminate in the event
                -----
of his death. The Company shall have no obligation to pay or provide any compensation or benefits under this Agreement on account of the Employee's death. The Employee's rights under the benefit plans of the Company in the event of the Employee's death shall be determined under the provisions of those plans.

          (d)   Cause.  The Company may terminate the Employee's employment for
                -----
cause without any advance written notice. For all purposes under this Agreement, "Cause" shall mean (i) willful failure by the Employee to perform his duties hereunder, (ii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, (iii) a willful breach by the Employee of a material provision of this Agreement, or (iv) a material violation of a federal, state, or foreign law or regulation applicable to the business of the Company. No act or failure to act by the

Employee shall be considered "willful" unless committed without good faith without a reasonable belief that the act or omission was in the Company's best interest. Except as set forth in this Agreement, no compensation or benefits will be paid or provided to the Employee on account of a termination for Cause or for periods following the date when such a termination of employment is effective. The Employee's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

          (e)   Disability.  The Company may terminate the Employee's
                ----------
employment for Disability by giving the Employee 30 days' advance written notice. For all purposes under this Agreement, "Disability" shall mean that the Employee, at the time notice is given, has been unable to substantially perform his duties under this Agreement for a period of not less than 30 days as the result of his incapacity due to physical or mental illness, despite reasonable accommodation by the Company. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment under this subparagraph (e) becomes effective, the notice of termination shall automatically be deemed to have been revoked. Except as set forth in this Agreement or the Company's benefit plans (other than stock plans) or as may be required by applicable law, no compensation or benefits will be paid or provided to the Employee on account of termination for Disability or for periods following the date when such a termination of employment is effective. The Employee's rights under the benefit plans of the Company shall be determined under the provisions of those plans.

     3.   COMPENSATION AND PLACE OF EMPLOYMENT.
          ------------------------------------

          (a)   Compensation.  During the Employment Period, the Employee shall
                ------------
continue to receive the base annual salary currently in effect ($175,000), which salary shall be paid as earned in accordance with the Company's standard payroll periods and procedures as established from time to time. The Employee shall be salaried and shall therefore receive no additional compensation for overtime hours. The Employee shall receive vacation time in accordance with the Company's standard vacation practices for employees of the Company. The Employee shall continue to participate in the Company's Executive Bonus program, and the Board of Directors shall continue in its sole discretion to determine Employee's bonus achievement objectives and the weight of each such objective.

          (b)   Place of Employment.  Except as otherwise required pursuant to
                -------------------
Section 1(b) above, the Employee's services shall be performed at the Company's principal Employee offices in Sunnyvale, California. The parties acknowledge, however, that substantial travel may be required in connection with the performance of the Employee's duties hereunder.

     4.   STOCK OPTION.  The Company and the Employee agree that, as of the
          ------------
Effective Date, the number of shares issuable upon exercise of the Employee's option to acquire 466,000 shares of the Company's Common Stock at a price per share of $1.00 as granted by the Company's Board of Directors on January 30, 1995 (the "Employee Option") shall be reduced to 349,500. The vesting commencement date of the shares issuable upon exercise of the Employee Option shall be October 1, 1994, and such shares shall vest over three years. Of the 349,500 shares subject to the Employee Option, 116,500 shares shall be deemed vested as of October 1, 1995. Assuming continued employment, the remaining shares subject to the Employee Option shall vest and become exercisable at the rate of 1/24 of the remaining shares per month such that all the shares subject to the Employee Option shall be deemed fully vested on October 1, 1997. Except as set forth in this Section 4, the provisions of the Employee Option shall remain in full force and effect.

     5.   EXPENSES.  The Employee shall be entitled to reimbursement by the
          --------
Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Employee during the Employment Period (in accordance with the policies and procedures established by the Company) in the performance of his duties and responsibilities under this Agreement.

     6.   OTHER BENEFITS.  During the Employment Period, the Employee shall be
          --------------
entitled to participate in employee benefit plans or programs of the Company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto.

     7.   OTHER ACTIVITIES.  The Employee shall devote substantially all of his
          ----------------
working time and efforts during the Company's normal business hours to the business and affairs of the Company and its subsidiaries and to the diligent and faithful performance of the duties and responsibilities duly assigned to him pursuant to this Agreement, except for vacations, holidays, and sickness.

     8.   TERMINATION BENEFITS.  In the event the Employee's employment
          --------------------
terminates prior to the end of the Employment Period, then the Employee shall be entitled to receive severance and other benefits as follows:

          (a)   Severance.
                ---------

                 (i)   Involuntary Termination.  Subject to Section 8(d)(i)
                       -----------------------
below, if the Company terminates the Employee's employment other than for Disability or Cause, then until the later of (i) one year from the date of such involuntary termination or (ii) six months from the Termination Date, the Employee shall be entitled to payment of his then-current salary, payable in accordance with the Company's standard payroll periods and procedures, and to receipt of the Company's standard employee benefits to which the Employee was entitled immediately prior to such involuntary termination. The Employee shall also be entitled to receive (i) any other severance benefits (other than cash compensation) as may then be established under the Company's existing severance and benefit plans at the time of such termination and (ii) prepayment of the reasonable charges of an out-placement consulting firm mutually-acceptable to both the Employee and the Company for the period that the Employee's salary will continue to be paid under this Section 8(a)(i).

                 (ii) Other Termination. Subject to Section 8(d)(i) below, in the event the Employee's employment terminates for any reason other than as described in Section 8(a)(i) above, including termination by the Company for Cause, or by reason of the Employee's death, Disability, or resignation, then the Employee shall be entitled to receive severance and any other benefits only as may be required by applicable law.

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

          (b)   Options.  Subject to Section 8(d)(i) below, in the event the
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Employee's employment is terminated by the Company as described in Section
8(a)(i) above, then the Employee Option shall continue to vest in accordance with its terms until the later of (i) one year from the date of such involuntary termination or (ii) six months from the Termination Date.

          (c)   Bonuses.  Subject to Section 8(d)(i) below, in the event the
                -------
Employee's employment is terminated by the Company as described in Section 8(a)(i) above, then the Employee shall be entitled to receive any bonus compensation to which the Employee would have been entitled had the Employee remained employed with the Company until the later of (i) one year from the date of such involuntary termination or (ii) six months from the Termination Date; provided, however, that Employee shall only be entitled to bonuses based upon the Executive Bonus program targets established prior to any actual termination of employment; and provided further that Employee shall be entitled to bonus payments to the extent of achievement of Company performance objectives and Employee's personal (soft) performance objectives prior to actual termination of employment and to the extent of achievement of only Company performance objectives after actual termination of employment.

          (d)   Special Circumstances.
                ---------------------

                 (i)   Failure to Obtain Financing.  If the provision regarding
                       ---------------------------
additional financing set forth in Section 1(b)(y) of the Common Stock Purchase Warrants (the "Warrants") dated August 15, 1995 issued to certain purchasers of the Company's 10.5% Senior Secured Notes Due 2000 is actually triggered such that the number of shares of the Company's capital stock issuable upon exercise of the Warrants is increased in accordance with Section (1)(b) thereof (the "Default"), then the Company may terminate the Employee's employment with the Company effective upon written notice delivered to the Employee within ten working days of the date the Default shall have first occurred. The date of such notice is referred to herein as the "Financing Termination Date." Notwithstanding anything to the contrary in this Section 8, in the event the Company terminates the Employee's employment with the Company pursuant to this
Section 8(d)(i), then the Employee shall be entitled as severance to payment of an amount equal to 75% of his annual salary then in effect, payable in accordance with the Company's standard payroll periods and practices, and to receipt of the Company's standard employee benefits to which the Employee was entitled immediately prior to such termination for a period of one year from the Financing Termination Date. In addition, the Employee shall be permitted to exercise that portion of the Employee Option vested as of the Financing Termination Date as well as an additional 58,250 shares subject to the Employee Option, which shall be deemed vested as of the Financing Termination Date.

                 (ii)  Change of Control Transaction.  Until the earlier of (i)
                       -----------------------------
five years from any termination of the Employee's employment with the Company (except for a termination by the Company for "Cause") or (ii) the initial public offering of the Company's securities pursuant to a registration statement filed under the Securities Act of 1933, as amended, the Employee, whether or not currently employed by the Company, shall be entitled to participate in any arrangement designed to compensate or incentivize executives and made available by the Company to such executives in connection with the consummation of a Change of Control transaction. The Company agrees that the Employee and such executives shall participate in any such arrangement pro-rata based on the number of shares of the Company's Common Stock (including shares of Common Stock issuable upon conversion of convertible securities of the Company and Common Stock subject to outstanding options or warrants) then held by each. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events: (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing greater than 50% of the total voting power represented by the Company's then outstanding voting securities (except in a transaction or transactions in which RRE Investors, LLC or its affiliates or successors accumulates securities representing more than 50% of such voting power); (B) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (C) the Company's shareholders' approving an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          (e) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner).

     9.   PROPRIETARY INFORMATION.  During the Employment Period and thereafter,
          -----------------------
the Employee shall not, without the prior written consent of the Board of Directors, disclose or use for any purpose (except in the course of his employment under this Agreement and in furtherance of the business of the Company or any of its affiliates or subsidiaries) any confidential information or proprietary data of the Company. As an express condition of the Employee's employment with the Company, the Employee agrees to execute confidentiality agreements as requested by the Company.

     10.  DISPARAGEMENT.  Each party agrees to refrain from any disparagement,
          -------------
criticism, defamation, or slander of the other and from any tortious interference with the contracts and relationships of the other.

     11.  NON-SOLICITATION.  The Employee covenants and agrees with the Company
          ----------------
that during his employment with the Company and for a period expiring one year after the date of termination of such employment, he will not solicit any of the Company's then-current employees to terminate their employment with the Company or to become employed by any firm, company, or other business enterprise with which the Employee may then be connected.

     12.  REGISTRATION RIGHTS.  The Company acknowledges and agrees that those
          -------------------
shares of the Company's Common Stock constituting "Founder's Stock," as such term is defined in the Shareholders' Agreement dated September 29, 1994 by and among Pacific Pay Video Limited ("PPVL") and the persons and entities listed in Exhibit A thereto (the "Shareholders' Agreement"), shall continue to constitute Founder's Stock for purposes of the Shareholders' Agreement, and the obligations of PPVL under the Shareholders' Agreement to register the Founder's Stock shall be obligations of the Company.

     13.  RELEASE OF CLAIMS.  The Employee and the Company, on behalf of
          -----------------
themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts, or facts that have occurred up to and including the Effective Date including, without limitation,

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the Company's ability to terminate that relationship;

          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

          (c) any and all claims for wrongful or constructive discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

          (d) violation of any federal, state or municipal statute, including, but not limited to, any and all claims for violation of Title VII of the Civil Rights Act of 1964, any and all claims for violation of the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and any and all claims for violation of the California Fair Employment and Housing Act;

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (f)   any and all claims for attorneys' fees and costs.

The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     14.  CIVIL CODE SECTION 1542.  The Parties represent that they are not
          -----------------------
aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

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

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

     15.  RIGHT TO ADVICE OF COUNSEL.  The Employee acknowledges that he has
          --------------------------
consulted with counsel and is fully aware of his rights and obligations under this Agreement.

     16.  SUCCESSORS.  The Company will require any successor (whether direct or
          ----------
indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     17.  ABSENCE OF CONFLICT.  The Employee represents and warrants that his
          -------------------
employment by the Company as described herein shall not conflict with and will not be constrained by any prior employment or consulting agreement or relationship.

     18.  ASSIGNMENT.  This Agreement and all rights under this Agreement shall
          ----------
be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity; except that the Company may assign this Agreement to any of its affiliates or wholly-owned subsidiaries. If the Employee should die while any amounts are still payable to the Employee hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.

     19.  NOTICES.   For purposes of this Agreement, notices and other
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communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Employee:           Robert R. Creager
                                   54 Encina Avenue
                                   Atherton, California 94027

     If to the Company:            MagiNet Corporation
                                   405 Tasman Drive
                                   Sunnyvale, California  94089

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

                      Attention:  Chief Financial Officer

or to such other address or the attention of such other person as the recipient party has previously furnished to the other party in writing in accordance with this paragraph. Such notices or other communications shall be effective upon delivery or, if earlier, three days after they have been mailed as provided above.

     20.  INTEGRATION.  This Agreement represents the entire agreement and
          -----------
understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements whether written or oral, except as specifically set forth herein. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto. The Company and the Employee acknowledge and agree that this Agreement shall have no effect on the Indemnification Agreement dated June 23, 1994 between the Company and the Employee or the Founder's Restricted Stock Purchase Agreement dated January 24, 1992 (as amended) between the Company and the Employee.

     21.  WAIVER.  Failure or delay on the part of either party hereto to
          ------
enforce any right, power, or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by either party or a breach of any promise hereof by the other party shall not operate as or be construed to constitute a waiver of any subsequent waiver by such other party.

     22.  SEVERABILITY.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     23.  HEADINGS.  The headings of the paragraphs contained in this Agreement
          --------
are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     24.  APPLICABLE LAW.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of California as applied to agreements between California residents entered and to be performed entirely within California.

     25.  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties has executed this EMPLOYMENT AGREEMENT to be executed as of the day and year first above written.


"COMPANY"                           MAGINET CORPORATION


                                    By:/s/ James a. Barth
                                       -----------------------------------------

                                    Name: James A. Barth
                                         ---------------------------------------

                                    Title: Executive Vice Presidnet & CFO
                                          --------------------------------------


"EMPLOYEE"                          /s/ Robert R. Creager
                                    --------------------------------------------
                                    Robert R. Creager





                     [EMPLOYMENT AGREEMENT SIGNATURE PAGE]

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